Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWS

RELEASE

NRG Yield, Inc. Announces Proposed Offering of

$250 Million in Aggregate Principal Amount of

Convertible Senior Notes Due 2020

PRINCETON, NJ; June 22, 2015—NRG Yield, Inc. (NYSE: NYLD) (“NRG Yield” or “the Company”) intends to commence an offering of $250 million in aggregate principal amount of its convertible senior notes due 2020 (the “Notes”). NRG Yield also expects to grant the underwriters a 30 day option to purchase up to an additional $37.5 million in aggregate principal amount of Notes. The Notes will be convertible, under certain circumstances, into cash, shares of NRG Yield’s Class C common stock or a combination thereof at NRG Yield’s election, at a price to be determined. The Notes will be fully and unconditionally guaranteed on a senior basis by NRG Yield LLC and NRG Yield Operating LLC (“Yield Operating LLC”), the direct and indirect subsidiaries of the Company, respectively. NRG Yield will lend the net proceeds from this offering to Yield Operating LLC, and Yield Operating LLC intends to use a portion of the proceeds to repay outstanding indebtedness under the revolving credit facility and a portion of the project indebtedness associated with the Company’s Alta X and Alta XI wind facilities. Any remaining proceeds will be used for general corporate purposes, including the acquisition of assets from NRG Energy, Inc. or other third parties, although NRG Yield does not currently have any agreements to do so in place.

Goldman, Sachs & Co., RBC Capital Markets, LLC, BofA Merrill Lynch, Barclays Capital Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC will act as the joint book-running managers for the offering. Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc. and Mitsubishi UFJ Securities (USA), Inc. will act as co-managers for the offering.

The notes and related guarantees are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This notice does not constitute an offer to sell the notes, nor a solicitation for an offer to purchase the notes.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-

looking statements are subject to certain risks, uncertainties and assumptions and include NRG Yield’s expectations regarding the anticipated benefits of the acquisition of Desert Sunlight and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG Yield believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to successfully close the Desert Sunlight acquisition (including receipt of third party consents and regulatory approvals), failure to identify or successfully execute other acquisitions, NRG Yield’s ability to enter into new contracts as existing contracts expire, NRG Yield’s ability to acquire assets from NRG Energy, Inc. or third parties, NRG Yield’s ability to close drop-down transactions, and NRG Yield’s ability to maintain and grow its quarterly dividends.

NRG Yield undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG Yield’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG Yield’s future results included in NRG Yield’s filings with the Securities and Exchange Commission.

NRG Yield, Inc.

Media:

Karen Cleeve, 609-524-4608

or

Investors:

Matt Orendorff, 609-524-4526

Lindsey Puchyr, 609-524-4527